Exhibit 10.5

2014 RESTRICTED STOCK AWARD AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE WATTS WATER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

The award of shares of restricted Class A Common Stock (the “Restricted Stock”) of Watts Water Technologies, Inc. (the “Company”) made to the grantee (the “Grantee”), as set forth in the Restricted Stock award notification provided through the Grantee’s stock plan account on the E*TRADE website, is subject to the provisions of the Company’s Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) and the terms and conditions contained in this Restricted Stock Award Agreement (the “Agreement”).  By accepting the award of Restricted Stock on the E*TRADE website, the Grantee agrees to the terms and conditions of this Agreement.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to the Restricted Stock unless he or she shall have accepted the Restricted Stock award through the E*TRADE website.  Upon acceptance of the award of Restricted Stock by the Grantee, (i) the shares of Restricted Stock so accepted shall be issued by the Company and held by the Company’s transfer agent in book entry form in a restricted account until such Restricted Stock is vested as provided in Paragraph 3 below, and (ii) the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           As set forth in Paragraph 1, the book entries representing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (other than death or disability) prior to vesting of shares of Restricted Stock granted herein, the unvested shares of Restricted Stock shall be immediately and automatically forfeited to the Company upon termination of employment, without payment of any consideration to the Grantee.  The Grantee shall have no further rights with respect to any shares of Restricted Stock that are so forfeited.

3.             Vesting of Restricted Stock.  Unless otherwise provided in this Agreement or the Plan, the Restricted Stock shall vest in accordance with the following vesting schedule:  50% of the total number of shares of Restricted Stock shall vest on the first anniversary of the date of grant and the remaining 50% of the total number of shares of Restricted Stock shall vest on the second anniversary of the date of grant.  The restrictions and conditions in Paragraph 2 shall lapse with respect to the number of shares of Restricted Stock specified as vested on each such vesting date.

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  Notwithstanding the foregoing, if the Grantee’s employment is terminated by reason of death or disability (as determined by the Administrator) prior to the vesting of shares of Restricted Stock granted herein, the unvested shares of Restricted Stock held by the Grantee shall become fully vested.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.             Dividends.  Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Limitations on Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the shares of Restricted Stock.  The Grantee shall satisfy such tax withholding obligations by transferring to the Company, on each date on which shares of Restricted Stock vest under this Agreement, such number of shares of Restricted Stock that vest on such date as have a Fair Market Value equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such shares of Restricted Stock.  Such delivery of Restricted Stock to the Company shall be deemed to happen automatically, without any action required on the part of the Grantee, and the Company is hereby authorized to take such actions as are necessary to effect such delivery.

8.             Compensation Recovery Policy.  Notwithstanding anything contained in this Agreement to the contrary, all Restricted Stock awarded under this Agreement, and any shares of Class A Common Stock delivered to the Grantee upon vesting of Restricted Stock hereunder shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Compensation Recovery Policy as in effect from time to time, including any amendments necessary for compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

9.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address on file with the Company, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.